FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 24th day of October, 2007 (the “Effective Date”), by and between Sevens St. Louis, LLC, a Delaware limited partnership (“Seller”), and Triple Net Properties, LLC, a Virginia limited liability company (“Purchaser”).

RECITALS

WHEREAS, Seller and Purchaser, entered into that certain Purchase and Sale Agreement dated September 19, 2007, as amended (the “Agreement”), whereby Purchaser agreed to purchase from Seller that certain real property known as 7777 Bonhomme, St. Louis, Missouri as more particularly described in the Agreement; and

WHEREAS, Purchaser and Seller desire to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, for and in consideration of the mutual promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

AMENDMENT

1. Defined Terms. Any capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

2. Closing. Seller and Purchaser agree to amend the Closing Date as defined in Section 5.1 of the Agreement to read as follows:

5.1 Closing. The closing of the purchase and sale transaction contemplated herein (the “Closing”) shall take place through an escrow established with the Title Company at 10:00 a.m. New York time on October 25, 2007 (the “Closing Date”), as the same may have been adjourned as provided in this Agreement.

3. Proration. Notwithstanding anything to the contrary in the Agreement, Seller and Purchaser agree that Closing prorations shall be based on a Closing Date of October 24, 2007. At Closing, Purchaser shall pay Seller $3,119.59, representing Seller’s per diem interest for one day.

4. Ratification. Seller and Purchaser hereby ratify the Agreement, as specifically modified by this Amendment, and except as expressly provided in this Amendment, the Agreement remains in full force and effect, unchanged and unaffected.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument. For purposes of this Amendment, signatures transmitted by facsimile or electronically shall be treated as original signatures in all respects.

WITNESS the following signatures and seals as of the Effective Date.

SELLER:

SEVENS ST. LOUIS, LLC
a Delaware limited liability company

By: SAP II Manager

By: /s/ L. Thomas Osterman
Name: L. Thomas Osterman
Title: Vice President

PURCHASER:

TRIPLE NET PROPERTIES, LLC

a Virginia limited liability company

By: /s/ Jack R. Maurer
Name: Jack R. Maurer
Title: Executive Vice President